Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-187884 on Form S-8 of our reports dated February 21, 2018, relating to the consolidated financial statements of Taylor Morrison Home Corporation and subsidiaries, and the effectiveness of Taylor Morrison Home Corporation and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Taylor Morrison Home Corporation for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

October 26, 2018